Exhibit 99.1

Contact:

Bruce Widener, CEO

502-657-3507

investors@askbeacon.com

Porter, LeVay & Rose, Inc.

Marlon Nurse, V.P. – Investor Relations

212-564-4700

Halliburton Investor Relations

Geralyn DeBusk, President, or Hala Elsherbini, COO

972-458-8000

Beacon Enterprise Solutions Implements Management Changes With Resignation of Jerry L. Bowman

-- Responsibilities to be Assumed by EVPs Paris Arey and Michael Martin --

-- Bowman to Focus on BICSI Presidency and Industry Consulting --

LOUISVILLE, KY, April 11, 2012 -- Beacon Enterprise Solutions Group, Inc. (OTC BB: BEAC) (www.askbeacon.com), a global leader in the design, implementation and management of high performance Information Technology Systems (ITS) infrastructure solutions, today announces that Jerry L. Bowman, President and Chief Operating Officer, is resigning his position with the Company, effective April 9, 2012. Beacon has appointed Paris Arey, EVP of Sales and Marketing to take over Bowman’s former business development responsibilities; and Michael Martin, EVP of Global Services will be assuming Bowman’s previous operational accountabilities for the delivery of major ITS project, outsourcing, and managed services to national, multinational and global customers.

Since joining Beacon in 2009, Bowman has played a key role in focusing the Company on its core offering, eliminating non-core products and associated costs, and driving the expansion of global operations. He also led the implementation of a cloud-based financial, sales and professional services automation software platform. With Bowman’s assumption of the duties of BICSI President last month, he intends to broaden his related industry leadership and corporate consulting experience.

“This is an exciting time for Beacon,” stated Jerry Bowman, outgoing President and COO of Beacon. “While many other organizations have adopted a “wait-it-out” approach to our recent economic challenges, Beacon’s executives have actively transformed the Company in preparation for the ITS market resurgence that seems to be imminent for Q3 and Q4 of this year. I am more convinced than ever that Beacon has the right business model, the right services, and the right management team to prosper in the ITS market segment.”

“Jerry has made important contributions to Beacon over the past two-and-one-half years,” stated Bruce Widener, Chairman and CEO of Beacon. “We wish Jerry success in his future endeavors; and look forward to a continued positive relationship with him and BICSI in the years to come.”

“We are also confident and excited about Paris’ and Mike’s abilities to execute and enhance Beacon’s strategies,” added Mr. Widener. “Since joining Beacon in January 2012, Paris has further solidified relationships with our principal accounts; and has set a solid direction to significantly improve our organic and channel partner sales over the ensuing months. Mike, who started in March 2012, also brings exceptional credibility, energy and discipline to the ITS professional services management side of our business. Together with the rest of our growth-focused leadership team, Beacon’s operational capabilities are stronger than ever. We believe the Company is very well-positioned to diversify its global customer base and accelerate its profitable growth.”

About Beacon Enterprise Solutions Group, Inc.

Beacon Enterprise Solutions Group is an emerging global leader in the design, implementation and management of high performance Information Technology Systems (“ITS”) infrastructure solutions. Beacon offers fully integrated, turnkey IT infrastructure solutions capable of fully servicing the largest companies in the world as they increasingly outsource to reduce costs while optimizing critical IT design and infrastructure management. Beacon is headquartered in Louisville, Kentucky, with regional headquarters in Cincinnati, Ohio, Dublin, Ireland, Prague, Czech Republic and personnel located throughout the United States and Europe.

For additional information, please visit Beacon’s corporate website: www.askbeacon.com

This press release may contain “forward-looking statements.” Expressions of future goals and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements may include, without limitation, statements about our market opportunity, strategies, competition, expected activities and expenditures as we pursue our business plan. Although we believe that the expectations reflected in any forward looking statements are reasonable, we cannot predict the effect that market conditions, customer acceptance of products, regulatory issues, competitive factors, or other business circumstances and factors described in our filings with the Securities and Exchange Commission may have on our results. The company undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.